Chembio Diagnostics To Present at The Biotech Showcase 2015 Conference

MEDFORD, NY, January 7, 2015 -- Chembio Diagnostics, Inc. (Nasdaq:CEMI), a leader in point-of-care diagnostic tests for infectious diseases, today announced that its chief executive officer, John J. Sperzel III, will present a corporate update at the 7th Annual Biotech Showcase Conference in San Francisco, CA.  The Biotech Showcase Conference will take place January 12-14, 2015 at the Parc 55 Wyndham Union Square Hotel.

Chembio develops, manufactures, licenses and markets rapid, point-of-care (POC) diagnostic tests.  The Company's patented Dual Path Platform (DPP®) offers significant advantages over lateral flow tests. The Company produces multiple branded and proprietary HIV tests, which are sold in the U.S. and internationally.  Chembio also has recently entered into agreements for the development of diagnostic tests for ebola, febrile illness, dengue fever, influenza immunity, traumatic brain injury (including sports-related concussion) and a specific type of cancer.

Details of Mr. Sperzel's Biotech Showcase Conference presentation are as follows:

Date:                                                      Tuesday, January 13, 2015

Time:                                        2:00 p.m. (Pacific)

Room/Location:Track D – Powell Room
Parc 55 Wyndham San Francisco Union Square Hotel
A live audio webcast of Mr. Sperzel's Biotech Showcase presentation will be available on the Calendar of Events page under the Investor section of the company website at www.chembio.com.  A replay of the live audio webcast will be available via this link approximately two hours after the presentation ends and will be accessible for a limited time.

About Chembio Diagnostics
Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $8.0 billion point-of-care testing market. Chembio markets its DPP® HIV 1/2 Assay and HIV 1/2 STAT-PAK® Assay in the U.S. and internationally. The Company's SURE CHECK® HIV 1/2 Assay is marketed exclusively in the U.S. as Clearview® Complete. Outside the U.S., Chembio markets its SURE CHECK® HIV 1/2 Assays through distributors.

Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies. This technology provides Chembio with a significant pipeline of business opportunities for the development and manufacture of new products.

Headquartered in Medford, NY, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13485. Chembio Diagnostic Systems, Inc. is a wholly-owned subsidiary of Chembio Diagnostics, Inc. For more information, please visit: www.chembio.com.

Chembio's products are manufactured in the US by Chembio. For more information on any Chembio-branded products, please contact our customer service team at 1.844.CHEMBIO or visit us at: www.chembio.com.

Forward-Looking Statements
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:

Chembio Diagnostics
Susan Norcott
(631) 924-1135, ext. 125
snorcott@chembio.com

Vida Strategic Partners (investor relations)
Stephanie C. Diaz
(415) 675-7401
sdiaz@vidasp.com